UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 22, 2013

PEREGRINE INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    In connection with a change in control reported by Peregrine Industries, Inc. (the "Company" or "Registrant") with GreenStone Industries Ltd, a public company organized under the laws of the State of Israel and listed on the Tel Aviv Stock Exchange ("GreenStone"), which was reported on Form 8-K filed on July 11, 2013, the Registrant's Board of Directors reports the appointment of Mr. Yair Fudim, Chairman of GreenStone, to the positions of Chairman of the Board of Directors and Chief Executive Officer of the Registrant, effective July 22, 2013. Mr. Fudim will join present directors, Messrs. Ivo Heiden and Richard Rubin, resulting in a Board of three (3) members. On the same date, the Registrant's Board of Directors has also appointed GreenStone's CFO, Ofer Naveh, as CFO of the Registrant. Pursuant to the change in control, Richard Rubin has resigned as CEO and CFO of the Registrant, effective July 22, 2013

The following contains biographical information of both appointees:

Yair Fudim, newly appointed Chairman and CEO of the Registrant, serves as Chairman of the Board of GreenStone since February 2013, prior to which he served as GreenStone's CEO from February 2010 until March 2103. Since February 2013 Mr. Fudim has been Chairman of the Board of RVB Holdings Ltd, a public company organized under the laws of the State of Israel having shares subject to quotation on the OTCQB under the symbol "RVBHF." From April 1991 through April 2013, Mr. Fudim also served as CEO of Leader Holdings & Investments Ltd ("Leader"), a public company organized under the laws of the State of Israel and listed on the Tel Aviv Stock Exchange. Mr. Fudim also serves as Chairman of the Board of Leader Capital Markets Ltd., a Tel Aviv Stock Exchange listed public company organized under the laws of the State of Israel and a subsidiary of Leader. Mr. Fudim holds a B.A. in Economics and an MBA from the Hebrew University of Jerusalem.

Ofer Naveh, newly appointed CFO, has served as CFO of GreenStone since April 2010. Since November 2011, Mr. Naveh served as CFO of RVB Holdings Ltd, a public company organized under the laws of the State of Israel having shares subject to quotation on the OTCQB under the symbol "RVBHF." Mr. Naveh served as the Director of Finance of Polar Communications Ltd, a public company organized under the laws of the State of Israel and listed on the Tel Aviv Stock Exchange from 2006 through March 2012. From 2005 to 2010, Mr. Naveh served as a controller of S.R Accord Technologies Ltd, a public company organized under the laws of the State of Israel and listed on the Tel Aviv Stock Exchange. From 2000 to 2005, Mr. Naveh served as an Audit Manager in KPMG Somekh Chaikin, Israel. Mr. Naveh holds a B.A. in Accounting and Business from The College of Management Academic Studies and a M.A. in Law from Bar-Ilan University..

    The Registrant has no arrangement with either designee of GreenStone involving any plan of compensation, employment agreement or other related party matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Richard Rubin
CEO and Chairman of the Board
Richard Rubin
Date: July 22, 2013